As filed with the Securities and Exchange Commission on October 10, 2017
Registration No. 333-207471
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 8 TO
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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KBS Growth & Income REIT, Inc.
(Exact name of registrant as specified in its charter)
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800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
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Charles J. Schreiber, Jr.
Chief Executive Officer
KBS Growth & Income REIT, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Robert H. Bergdolt, Esq.
Carrie J. Hartley, Esq.
Laura K. Sirianni, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
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Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof other than those securities registered under the registrant’s distribution reinvestment plan.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-Accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒
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Explanatory Note
This Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-207471) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES
In accordance with the undertaking of KBS Growth & Income REIT, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-207471) initially declared effective April 28, 2016 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 8 to the Registration Statement to deregister $1,496,054,239 of unsold primary offering shares of its Class A and Class T common stock. Pursuant to this Registration Statement, the Company registered $1,500,000,000 of shares of Class A and Class T common stock for its primary offering and $800,000,000 of shares of Class A and Class T common stock for its distribution reinvestment plan offering. By filing this Post-Effective Amendment No. 8 to the Registration Statement, the Company hereby terminates the primary offering of shares on this Registration Statement. The Company will continue to offer shares in the distribution reinvestment plan registered on this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 10, 2017.

KBS GROWTH & INCOME REIT, INC.

By:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer
Note: No other person is required to sign this Post-Effective Amendment No. 8 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.